As filed with the Securities and Exchange Commission on May 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRUBRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3032373
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

54 St. Emanuel Street

Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

TRUBRIDGE, INC. SECOND AMENDED AND RESTATED 2019 INCENTIVE PLAN

(Full title of the plan)

Christopher L. Fowler

President and Chief Executive Officer

TruBridge, Inc.

54 St. Emanuel Street

Mobile, Alabama 36602

(251) 639-8100

(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:

Margaret J. Cornelius

Maynard Nexsen PC

1901 Sixth Avenue North, Suite 1700

Birmingham, Alabama 35203

(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed in order to register an additional 1,850,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of TruBridge, Inc. (the “Registrant”), which are issuable pursuant to the TruBridge, Inc. Second Amended and Restated 2019 Incentive Plan (formerly, the “Computer Programs and Systems, Inc. Amended and Restated 2019 Incentive Plan”) (the “Plan”). In accordance with General Instruction E to Form S-8, the information contained in the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2019 (Registration No. 333-231193) and July 1, 2022 (Registration No. 333-265962) relating to the Plan is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference and made a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 2, 2025, February 12, 2025, and May 8, 2025; and

•

The Description of Securities Registered under Section  12 of the Securities Exchange Act of 1934 filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Registrant is not incorporating by reference any Current Reports on Form 8-K through which it furnished, rather than filed, information with the Commission.

Additionally, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the effective date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and other documents.

Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement.

Exhibit No.	Exhibit Description

4.1	Certificate of Incorporation (filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-84726) and incorporated herein by reference)

4.2	Certificate of Amendment to Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 4, 2024 and incorporated herein by reference)

4.3	Second Certificate of Amendment to Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 8, 2025 and incorporated herein by reference)

4.4	Second Amended and Restated Bylaws dated October 25, 2024 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated October 25, 2024 and incorporated herein by reference)

4.5	TruBridge, Inc. Second Amended and Restated 2019 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 8, 2025 and incorporated herein by reference)

5.1*	Opinion of Maynard Nexsen PC, counsel to the Registrant

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2*	Consent of Maynard Nexsen PC (contained in Exhibit 5.1 to this Registration Statement)

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on May 13, 2025.

TRUBRIDGE, INC.

By:	/s/ Christopher L. Fowler
Name:	Christopher L. Fowler
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher L. Fowler and Vinay Bassi, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 13th day of May, 2025.

Signature	Title

/s/ Christopher L. Fowler Christopher L. Fowler	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Vinay Bassi Vinay Bassi	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Vita MacIntyre Vita MacIntyre	Controller (Principal Accounting Officer)

/s/ Glenn P. Tobin Glenn P. Tobin	Chairperson of the Board of Directors

/s/ Mark V. Anquillare Mark V. Anquillare	Director

/s/ Regina M. Benjamin Regina M. Benjamin	Director

/s/ Jerry G. Canada Jerry G. Canada	Director

/s/ David A. Dye David A. Dye	Director

/s/ Christopher T. Hjelm Christopher T. Hjelm	Director

/s/ Amy K. O’Keefe Amy K. O’Keefe	Director

/s/ Andris Upitis Andris Upitis	Director

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